UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2018

Dex Liquidating Co.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51772 (Commission File Number)	94-3287832 (IRS Employer Identification No.)

7 West 41st Avenue - #245, San Mateo, CA (Address of Principal Executive Offices)	94403 (Zip Code)

Registrant’s telephone number, including area code: (415) 839-8488

__________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03. Bankruptcy or Receivership.

As previously disclosed in a Current Report on Form 8-K filed by Dex Liquidating Co. (formerly Dextera Surgical, Inc., the “Company”) on December 15, 2017, and in subsequent Current Reports on Form 8-K filed by the Company thereafter, the Company and Aesculap, Inc. (“Aesculap”) entered into an Asset Purchase Agreement (as amended, the “Asset Purchase Agreement”) pursuant to which the Company agreed to sell substantially all of its assets to Aesculap or its designee for $17.3 million. Immediately thereafter, the Company filed a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

Consistent with the terms of the Asset Purchase Agreement, on February 20, 2018, as previously disclosed, the Company sold substantially all of its assets to Aesculap’s designee, AesDex, LLC, for $17.3 million. Of this amount, the Company received approximately $13.6 million, with an additional $2 million funded into an escrow account for 24 months. The balance of the $17.3 million purchase price was used to repay a loan amount of $0.9 million, make payments to counterparties to assigned contracts and leases, and pay associated closing expenses.

On August 27, 2018, the Company filed with the Bankruptcy Court its Disclosure Statement Relating to Debtor’s First Amended Chapter 11 Plan of Liquidation, to which was attached Debtor’s First Amended Chapter 11 Plan of Liquidation. The Disclosure Statement Relating to Debtor’s First Amended Chapter 11 Plan of Liquidation was filed as Exhibit 99.3 to the Form 8-K filed by the Company on August 27, 2018.

On September 18, 2018, following the Bankruptcy Court’s approval of the Disclosure Statement Relating to Debtor’s First Amended Chapter 11 Plan of Liquidation, the Company filed with the Bankruptcy Court a solicitation version of its Disclosure Statement Relating to Debtor’s First Amended Chapter 11 Plan of Liquidation (the “Disclosure Statement”), and of its First Amended Chapter 11 Plan of Liquidation (the “Plan”).

On November 8, 2018, the Bankruptcy Court entered its order (the “Plan Confirmation Order”) approving the Plan. The Plan Confirmation Order is filed as Exhibit 99.1 to this Form 8-K. Attached as Exhibit A to the Plan Confirmation Order is the Plan, as approved by the Bankruptcy Court.

Summary of Material Features of Plan

The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan Confirmation Order and the Plan, which are attached hereto as Exhibit 99.1 and Exhibit A to Exhibit 99.1, respectively, and incorporated by reference herein. All capitalized terms used herein but not otherwise defined in this Current Report on Form 8-K have the meanings set forth in the Plan.

The Plan and Plan Confirmation Order provide for the division of claims into:

1.     Unclassified Claims (Administrative Claims, Professional Fee Claims and Priority Tax Claims);

2.     Unimpaired Classes of Claims (Class 1 – Priority Non-Tax Claims, Class 2 – Secured Claims, and Class 3 – Unsecured Class Claims); and

3.      Impaired Classes of Interests (Class 4 – Series B Convertible Preferred Stock, Class 5 – Common Stock, Class 6 – Series 1 and 2 Warrants, Class 7 – Restricted Stock Units, and Class 8 – Employee Stock Options).

The Plan generally provides that the Company and Matthew English, the Debtor’s Representative, will manage and distribute proceeds of the liquidation of the Company’s assets to holders of allowed claims in accordance with the Plan. The Debtor’s Representative will, among other things, liquidate assets, resolve disputed claims, pursue any reserved causes of action, wind up the affairs of the Company, and make distributions in accordance with the Plan. The Company will maintain certain reserves that will be used to pay certain allowed claims under the Plan. Once the Company has completed the wind-up of its business, the Debtor’s Representative shall dissolve the Company under applicable non-bankruptcy law.

In very general terms, under the Plan, all allowed secured claims, allowed administrative claims, allowed professional compensation claims, allowed priority tax claims, allowed priority non-tax claims, and allowed unsecured claims will be paid in full, with interest as applicable.

Holders of Series B Convertible Preferred Stock will have their shares converted into Common Stock and holders of Common Stock will collectively receive a pro rata distribution under the terms of the Plan depending on the amount of cash available after the distributions described immediately above. Holders of Series 1 and 2 Warrants, Restricted Stock Units and Employee Stock Options will receive no distributions under the Plan. Additional information regarding the classification and treatment of claims and equity interests can be found in Articles II, III, and IV of the Final Plan.

Equity Interest Distribution Information

Prior to the confirmation of the Plan, 48,206,226 shares of common stock, $.001 par value (“Common Stock”), of the Company, and 172 shares of Series B Convertible Preferred Stock, $.001 par value (“Preferred Stock”), of the Company, were outstanding. No shares of the Common Stock or Preferred Stock of the Company are reserved for future issuance in respect of claims by the Plan or otherwise. As of the Effective Date: (a) all equity interests in the Company, including shares of Common Stock and Preferred Stock, and warrants and options to acquire shares of Common Stock, will be cancelled; (b) each share of Common Stock outstanding immediately prior to the Effective Date will be entitled to receive, on the Shareholders Distribution Date, that percentage of Cash Available for Distribution determined by the formula set forth in the Plan; (c) each share of Preferred Stock outstanding immediately prior to the Effective Date will be converted into 3,703 shares of Common stock and with respect to such shares of Common Stock be entitled to receive, on the Shareholders Distribution Date, that percentage of Cash Available for Distribution determined by the formula set forth in the Plan; and (d) all warrants, options, and other equity interests in the Company will be cancelled without the right to receive any distributions or other value.

Assets and Liabilities of the Company

The Company’s principal assets primarily consisted of cash and cash equivalents and various claims and causes of action. As of September 30, 2018, the Company held cash and cash equivalents in the approximate amount of $5.6 million. The non-cash assets belonging to the Company include, but are not limited to, the following: (1) accounts receivable of approximately $62,000; (2) certain prepaid expenses and other current assets of approximately $338,000; and (3) residual rights under the Asset Purchase Agreement to the Indemnification Escrow Fund of $2.0 million. As of September 30, 2018, the Company’s outstanding indebtedness totaled $3.1 million.

Effective Date

The Effective Date for the Plan as set forth in the Plan and the Plan Confirmation Order is anticipated to occur on or about November 28, 2018. On the Effective Date (1) all of the Company’s securities will be cancelled, (2) the registration of the Company’s Common Stock under the Securities Exchange Act of 1934 will be cancelled once the Form 15 is filed, (3) trading of the Company’s Common Stock will cease, and (4) no further transfers of the Company’s Common Stock or Preferred Stock will be recognized by the Company. On the same date, the Company will file a Notice of Occurrence of Effective Date of the Plan with the Bankruptcy Court.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under the caption “Equity Interest Distribution Information” in Item 1.03 above is incorporated by reference here.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Plan, Matthew English, the Company’s Chief Restructuring Officer, will be appointed as the Debtor’s representative as of the Effective Date.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description
2.1

Debtor’s First Amended Chapter 11 Plan of Liquidation, dated August 27, 2018 (incorporated by reference to Exhibit A to the Order Confirming Debtor’s First Amended Chapter 11 Plan of Liquidation filed herewith as Exhibit 99.1).

99.1

Order Confirming Debtor’s First Amended Chapter 11 Plan of Liquidation, dated November 8, 2018, Approving Disclosure Statement and Confirming Chapter 11 Plan of the Debtors, as filed with the United States Bankruptcy Court for the District of Delaware on August 27, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dex Liquidating Co.

Date: November 13, 2018	/s/ Matthew English
Matthew English
Chief Restructuring Officer